Exhibit 10.25

AMENDMENT NO. 3 TO ESCROW AGREEMENT

This Amendment No. 3 (this “Amendment”) to the Original Escrow Agreement (as defined below) is entered into as of January 30, 2018, between WMIH Corp., a Delaware corporation as successor to WMI Holdings Corp., a Washington corporation (the “Company”), and Citibank, N.A., a national banking association organized and existing under the laws of the United States of America (“Citibank”) and acting through its Agency and Trust Division and solely in its capacity as escrow agent under this Amendment, and any successors appointed pursuant to the terms of the Escrow Agreement (as defined below) (Citibank, in such capacity, the “Escrow Agent”), to amend the Original Escrow Agreement, dated as of January 5, 2015, as amended by the First Amendment to Escrow Agreement, dated November 12, 2015, as further amended by the Amendment No. 2 to Escrow Agreement, dated December 8, 2017 (the “Original Escrow Agreement” and as amended by this Amendment, the “Escrow Agreement”), by and between the Company and the Escrow Agent.  All capitalized terms used in this Amendment will have the meanings set forth in the Escrow Agreement, unless otherwise indicated.

WHEREAS, the Company and the Escrow Agent desire to enter into this Amendment to amend the Form of Acquisition and/or Acquisition Expenses Certificate attached as Annex B to the Original Escrow Agreement in order to clarify the acquisition and/or acquisition related fees and expenses to which Escrow Property released from the Escrow Account shall be applied.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

In accordance with Section 13 of the Original Escrow Agreement, the parties to the Original Escrow Agreement have agreed to amend the Original Escrow Agreement as follows subject to the terms and conditions set forth in this Amendment:

1.	As of the date hereof, Annex B of the Original Escrow Agreement shall be replaced and amended and restated in the form attached hereto as Annex B.
2.

Except as the Original Escrow Agreement has been expressly amended by this Amendment, the Original Escrow Agreement shall continue in full force and effect in accordance with its provisions.  This Amendment shall be governed by and construed in accordance with Section 13 of the Original Escrow Agreement.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but such counterparts together constitute one and the same Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed by a duly authorized representative as of the day and year first written above.

WMIH CORP.

By:  /s/ Charles Edward Smith

Name:  Charles Edward Smith

Title:	Executive Vice President

Notice to:

WMIH Corp.

800 Fifth Avenue, Suite 4100

Seattle, Washington 98104

Attn.: Charles Edward Smith, Chief Legal Officer

Phone: (206) 922-2963

Facsimile: (206) 922-2996

E-mail: chad.smith@wamuinc.net

[Signature Page to Amendment No. 3 to Escrow Agreement]

CITIBANK, N.A.,

as Escrow Agent

By:  /s/ Miriam Molina

Name:  Miriam Molina

                                  Title:Senior Trust Officer

[Signature Page to Amendment No. 3 to Escrow Agreement]

ANNEX B
FORM OF ACQUISITION AND/OR ACQUISITION EXPENSES CERTIFICATE

____________, 201_

Citibank, N.A., as Escrow Agent

Agency & Trust

388 Greenwich Street

New York, NY 10013

Attn:  Miriam Molina

Email:  miriam.molina@citi.com / cts.spag@citi.com

This certificate is being delivered by WMIH Corp., a corporation organized under the laws of the State of Delaware (the “Company”), pursuant to Section 2(b) of the Escrow Agreement, dated as of January 5, 2015, as amended by the First Amendment to Escrow Agreement, dated November 12, 2015, as further amended by Amendment No. 2 to Escrow Agreement, dated December 8, 2017, as further amended by Amendment No. 3 to Escrow Agreement, dated January 30, 2018 (the “Escrow Agreement”), by and among the Company and Citibank, N.A., a national banking association organized and existing under the laws of the United States of America (“Citibank”) and acting through its Agency and Trust Division and solely in its capacity as escrow agent thereunder, and any successors appointed pursuant to the terms hereof (Citibank in such capacity, the “Escrow Agent”). Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings specified in the Escrow Agreement.

The Company certifies to the Escrow Agent that the Escrow Property released pursuant to this certificate will be applied to finance the Company’s efforts to explore and/or to fund, in whole or in part, an Acquisition (as defined in Article VI of the Amended and Restated Certificate of Incorporation of the Company, as amended by that certain amendment dated as of December 8, 2017 (the “Charter”)) whether completed or not, including without limitation reasonable attorney fees and expenses, accounting expenses, due diligence costs, financial advisor fees and expenses, consultant fees and expenses, debt commitment fees, escrow deposits and payments that are contractually required in any definitive acquisition documents, such as reverse termination fees or expense reimbursements.

The Escrow Agent is hereby instructed to release $[•] of the Escrow Property on ____________, 201_, which shall be the Escrow Release Date for purposes of this certificate, as follows:

Bank:

ABA#:

Account Name:

A/C#:

Ref:

[To be inserted if a Qualified Acquisition (as defined in the Charter) occurs prior to the Mandatory Redemption Date (as defined in the Charter)] [The Company certifies to the Escrow

Agent that the Acquisition (as defined in Article VI of the Charter) referred to in this Acquisition Certificate is a Qualified Acquisition (as defined in Article VI of the Charter) that has occurred prior to the Mandatory Redemption Date (as defined in Article VI of the Charter).]

WMIH CORP.

By:  _______________________

Name:

Title:

Test Word: